UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2010
Emisphere Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17758	13-3306985

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

240 Cedar Knolls Road, Suite 200,
Cedar Knolls, New Jersey	07927

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-532-8000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On January 19, 2010 the Compensation Committee of the Board of Directors of Emisphere Technologies, Inc. (the “Company”) approved an increase in salary for each of Michael Garone, the Company’s Chief Financial Officer and Gary Riley, the Company’s Vice President, Nonclinical Development and Applied Biology. Mr. Garone’s compensation for fiscal 2010 will be $241,644. Mr. Riley’s compensation for fiscal 2010 will be $278,416.
     Also on January 19, 2010, the Compensation Committee approved the grant of 20,000 options to purchase shares of common stock to each of Mr. Garone and Mr. Riley. Such option grants were made pursuant to the Company’s 2007 Stock Award and Incentive Plan. The form of incentive stock option agreement issued to each of the named executive officers noted above was previously filed as Exhibit 10.6 to the Company’s Form 10-Q, as filed with the Securities and Exchange Commission on May 7, 2007, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits.
10.1	Form of Incentive Stock Option Agreement under the 2007 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 7, 2007).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
January 25, 2010	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Chief Financial Officer

EXHIBIT INDEX
10.1	Form of Incentive Stock Option Agreement under the 2007 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 7, 2007).